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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 27, 1998 for Host Marriott Corporation included in Host Marriott Corporation's Form 10-K for the fiscal year ended January 2, 1998; February 27, 1998 for HMH Properties, Inc. included in HMH Properties, Inc.'s Form 10-K for the year ended January 2, 1998; June 25, 1998 for the combined financial statements of HMH Properties, Inc. and Subsidiaries and HMC Capital Resources Holding Corporation and Subsidiaries included in the Forms 8-K of Host Marriott Corporation and HMH Properties, Inc. dated July 29, 1998; May 22, 1998 for Host Marriott Hotels included in the Forms 8-K of Host Marriott Corporation and HMH Properties, Inc. dated July 15, 1998 and in Host Marriott's Form 8-K dated November 24, 1998; May 1, 1998 for HMC Senior Communities, Inc. included in Host Marriott's Form 8-K dated November 24, 1998; August 5, 1998 for Host Marriott, L.P. included in Host Marriott's Form 8-K dated November 24, 1998; September 29, 1998 for HMC Merger Corporation included in Host Marriott's Form 8-K dated November 24, 1998, and to all references to our Firm included in this registration statement.

                                          Arthur Andersen LLP

Washington, D.C.

December 7, 1998